Exhibit 5.1

800 CAPITOL STREET
SUITE 2200
HOUSTON, TX 77002
+1.713.354.4900

November 19, 2024

DT Midstream, Inc.
500 Woodward Ave., Suite 2900
Detroit, Michigan 48226

DT Midstream, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to DT Midstream, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of its automatic shelf registration statement on Form S-3ASR (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of (i) shares of common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) debt securities, in one or more distinct series, which may be senior debt securities or subordinated debt securities (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities, or any combination thereof (the “Warrants”) and (v) units consisted of one or more of Common Stock, Preferred Stock, Debt Securities, and Warrants (the “Units”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”) and as shall be designated by the Company at the time of the applicable offering. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are hereinafter referred to, collectively, as the “Securities.”

The Debt Securities will be issued in one or more series pursuant to an indenture proposed to be entered into by the Company and trustee party thereto to be determined at the time of execution of the indenture (the “Trustee”), the form of which is filed as Exhibit 4.4 to the Registration Statement (the “Indenture”). The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). Each Certificate of Designation will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

The Warrants will be issued pursuant to a warrant agreement (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company, as warrant agent (each, a “Warrant Agent”). Each Warrant Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

The Units will be issued pursuant to a purchase agreement (each, a “Unit Agreement”) to be entered into between the Company and a bank or trust company, as unit agent (each, a “Unit Agent”). Each Unit Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

AOSHEARMAN.COM

Allen Overy Shearman Sterling US LLP is a limited liability partnership organized under the laws of the State of Delaware. Allen Overy Shearman Sterling US LLP is affiliated with Allen Overy Shearman Sterling LLP, a limited liability partnership registered in England and Wales with registered number OC306763 and with its registered office at One Bishops Square, London E1 6AD.  It is authorized and regulated by the Solicitors Regulation Authority of England and Wales (SRA number 401323).  The term partner is used to refer to a member of Allen Overy Shearman Sterling LLP or an employee or consultant with equivalent standing and qualifications.  A list of the members of Allen Overy Shearman Sterling LLP and of the non-members who are designated as partners is open to inspection at its registered office at One Bishops Square, London E1 6AD.

As used herein, “Transaction Agreements” means the Indentures, the Warrant Agreements, the Unit Agreements and any applicable underwriting or purchase agreements.

In our capacity as counsel to the Company, we have reviewed originals or copies of the following documents:

(a)	the Form of the Indenture;

(b)	the Registration Statement;

(c)	the Prospectus;

(d)
Originals or copies of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Company.

(e)	That each of the Transaction Agreements will be governed by New York law.

In our opinions stated below, we assume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein:

(a)	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act;

(b)	an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act;

(c)
the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the parties thereto (other than the Company), including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; and

(d)	the terms of the applicable Transaction Agreements and the issuance and sale of such Securities do not and will not:

i.	except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to the Company; or

ii.	result in any conflict with or breach of any agreement or document binding on the Company.

(e)
except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any of the Transaction Agreements to which the Company is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including, in each case, the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, Transaction Agreements and the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Transaction Agreements or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Transaction Agreements or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.
When the general conditions have been satisfied and (i) the final terms of issuance and sale of the applicable shares of Common Stock have been duly established and approved by the board of directors of the Company in conformity with the Company’s Amended and Restated Certificate of Incorporation, (ii) all corporate action necessary for issuance of the Common Stock has been taken, and (iii) such shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the board of directors of the Company, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.
When the general conditions have been satisfied and (i) the final terms of the Preferred Stock have been duly established and approved by the board of directors of the Company in conformity with the Company’s Amended and Restated Certificate of Incorporation, (ii) such shares of Preferred Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the board of directors of the Company, and (iii) all corporate action necessary for issuance of the Preferred Stock has been taken, including the adoption and filing of a certificate of designation relating thereto, the Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

3.
When the general conditions have been satisfied and (i) the Debt Securities have been duly authorized, (ii) the final terms thereof have been duly established and approved in accordance with the applicable Indenture, (iii) the applicable Indenture has been duly executed, attested, issued and delivered by duly authorized officers and (iv) the Debt Securities have been duly executed by the Company, and authenticated by the Trustee in accordance with the applicable Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Debt Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms and entitled to the benefits of the applicable Indenture.

4.
When the general conditions have been satisfied and (i) the Warrants have been duly authorized, (ii) the final terms of the Warrants have been duly established and approved in accordance with the applicable Warrant Agreement, and (iii) certificates representing the Warrants have been duly executed by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Warrants will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Warrant Agreement, and the applicable Warrant Agreement will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.
When the general conditions have been satisfied and (i) the Units have been duly authorized, (ii) the final terms of the Units have been duly established and approved in accordance with the applicable Unit Agreement and (iii) certificates representing the Units have been duly executed by the Company and countersigned by the applicable Unit Agent in accordance with the applicable Unit Agreement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Units will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Unit Agreement, and the applicable Unit Agreement will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Our opinions expressed above are subject to the following qualifications:

(a)    Our opinions in paragraphs 2, 3, 4, and 5 are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)    Our opinions in paragraphs 2, 3, 4, and 5 are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)    Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein. This opinion letter is rendered to you in connection with the preparation and filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Allen Overy Shearman Sterling US LLP

BN/EL/RR/jl/im/dk